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                                                                    EXHIBIT 10.1

                               PROMISSORY NOTE



$10,000,000                                              Los Angeles, California
                                                                 August 11, 1997


          For value received, LTC Properties, Inc. (the "Company") unconditionally promises to pay to the order of Sanwa Bank California (the "Bank"), at its principal office located at 601 S. Figueroa Street, 8th Floor, Los Angeles, California 90017, the principal amount of TEN MILLION DOLLARS ($10,000,000.00) on November 10, 1997 (the "Maturity Date"); provided, however
                                            -------------
that this Note shall become immediately due and payable upon (i) the occurrence of any of the events set forth in Section 9 of the Second Amended and Restated Revolving Credit Agreement dated as of May 21, 1996 among the Company, the Bank, as agent, and the banks party thereto, as amended (the "Credit Agreement"), each
                                                        ----------------
of the terms of which Section 9 are hereby incorporated herein mutatis mutandis
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or (ii) the filing by, or against, the Company of any petition for protection under the United States Bankruptcy Code, or any similar statute.

          Capitalized terms shall have the meanings assigned to such terms in Annex I to this Note.

          The Company promises to pay interest on the unpaid balance of the principal amount of this Note from and including the date of this Note to but excluding the date this Note is paid in full at a rate per annum equal to the Eurodollar Rate or, if applicable as provided below, the Base Rate.

          The principal amount of this Note, plus all accrued interest, shall be due and payable on the Maturity Date or such earlier date as provided in this
Note.   Any amount of principal of or interest on this Note not paid when due
(whether by maturity, acceleration or otherwise) shall bear interest from and including such date to but excluding the date paid in full, at a rate per annum equal to 2.0% in excess of the rate set forth below (the "Post-Default Rate").

          Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period for such Loan and (iii) in the case of any Loan, upon the payment or prepayment of such Loan or the Conversion or Continuance of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Converted or Continued), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          The Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided that: (a) the Company
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shall give the Bank notice of each such prepayment, Conversion or Continuation as provided herein (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) Eurodollar Loans may be Continued or Converted only on the last day of an Interest Period for
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such Loans; and (c) Eurodollar Loans may only be prepaid on the last day of an
Interest Period for such Loans unless all costs to be paid pursuant to Section 5
                                                                       ---------
of the Credit Agreement (each of the terms, conditions and provisions of which are hereby incorporated herein mutatis mutandis) as a result of such prepayment
                               ------- --------
are paid simultaneously with such prepayment. Notwithstanding the foregoing, and without limiting the rights and remedies of the Bank, in the event that any default under this Note or under the Credit Agreement shall have occurred and be continuing, the Bank may suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted into (on the last day(s) of their respective Interest Periods) into Base Rate Loans. In addition upon the occurrence of any of the events set forth in Section 5 of the Credit Agreement precluding the making of Eurodollar Loans, all Eurodollar Loans shall be Converted into Base Rate Loans.

          Notices by the Company to of Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon Los Angeles time three Business Days prior to the date of the relevant Conversion, Continuation or prepayment or the first day of such Interest Period.

          Each notice of Conversion, Continuation or optional prepayment shall specify the Loans to be Converted, Continued or prepaid and the amount and Type of each Loan to be Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Note, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          Each Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 (Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Notwithstanding any other provision of this Agreement, the aggregate principal amount of Eurodollar Loans of each Type having the same Interest Period shall be in an amount at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          No more than three separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

          All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. The Bank may (but shall not be obligated to) debit the amount of any payment that is not made when due

                                      -2-
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(whether by maturity, acceleration or otherwise) to any deposit account of the
Company with the Bank. This Note may be prepaid in full or in part without penalty.

          The Company waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

          The Company agrees to reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, attorneys' fees and charges) in connection with the negotiation, documentation, interpretation, performance or enforcement of this Note.

          This Note shall be binding on the Company and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; provided that the Company may not delegate any obligations under this Note without prior written consent of the Bank.

          The Company represents and warrants that:

          It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power, and has all material governmental approvals necessary, to own its assets and to carry on its business as now being or as proposed to be conducted;

          The execution and delivery of this Note will not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or any applicable governmental regulation or the Credit Agreement or any other material agreement or instrument to which the Company is a party or to which it is subject, or constitute a default under, or result in the termination of, or result in the acceleration or mandatory prepayment of, any indebtedness evidenced by the Credit Agreement or any such other agreement or instrument;

          Each of the representations and warranties contained in the Credit Agreement are true and correct prior to and after giving effect to the execution and delivery of this Note and the incurrence of the indebtedness evidenced hereby; and

          The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by the Company of this Note has been duly authorized by all necessary corporate action on its part; and this Note when executed and delivered by the Company for value will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          Each of the terms, conditions and provisions of Section 8 of the Credit Agreement are hereby incorporated herein mutatis mutandis.
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          All notices and communications to be given under this Note shall be given or made in writing to the intended recipient at the address specified below or, at such other address as shall be designated in a notice given to such entity. All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or

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personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as follows:

     To the Company:    LTC Properties, Inc.
                              300 Esplanade Drive
                              Suite 1860
                              Oxnard, California 93050

                              Attn:  Mr. James Pieczynski

     To the Bank:      Sanwa Bank California
                              601 S. Figueroa Street
                              8th Floor
                              Los Angeles, California 90017

                              Attn:  Mr. John C. Hyche

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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          THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDED AND RESTATED NOTE.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the day and year first above written.


                                    LTC PROPERTIES, INC.




                                    By  /s/ James J. Pieczynski
                                       ----------------------------
                                     Name: James J. Pieczynski
                                     Title: Senior VP & CFO

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

                                    ANNEX I

                                  DEFINITIONS
                                  -----------


          "Base Rate" shall mean, for any day, a rate per annum equal to the
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higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the
Reference Rate for such day. Each interest rate that is to be based upon the Base Rate shall change upon any change in the Base Rate, effective as of the opening of business on the day of such change in the Base Rate.

          "Business Day" shall mean (a) any day on which commercial banks are
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not authorized or required to close in Los Angeles, California and (b) if such day relates to a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Continue," "Continuation" and "Continued" shall refer to the
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continuation of a Eurodollar Loan of one Type as a Eurodollar Loan of the same
Type from one Interest Period to the next Interest Period.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period for such Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) as determined by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Bank for such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Bank to be equal to the sum of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period, plus 1.00%.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
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(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
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be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the

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average rate charged to the Bank on such Business Day on such transactions as determined by the Bank.

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
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each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in the Note, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Maturity Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available under this Agreement for such period.

          "Loans" shall mean the initial $10,000,000 loan made hereunder and any
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Continuations or Conversions of such loan, which may be Base Rate Loans,
Eurodollar Loans or both.

          "Reference Rate" shall mean the rate of interest from time to time
           --------------
announced by the Bank as its reference rate. Such announced rate is not necessarily the lowest rate offered by the Bank and any other extension of credit by the Bank may be at rates above, below or at such announced rate.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Type"  with respect to a Loan, means whether such Loan is a Base Rate
           ----
Loan or a Eurodollar Loan, each of which constitutes a Type.

                                      ii